LIGHTPATH TECHNOLOGIES, INC.
                              AMENDED AND RESTATED
                           DIRECTORS STOCK OPTION PLAN

 1.    PURPOSE.

         This Amended and Restated LightPath Technologies, Inc. Directors Stock Option Plan (the Plan") is intended as an amendment and restatement of the LightPath Technologies, Inc. Directors Stock Option Plan. The options granted under this Plan are intended as an incentive to retain as independent directors on the Board of Directors of LightPath Technologies, Inc. persons of training, experience and ability, to encourage the sense of proprietorship of such persons and to stimulate the active interests of such persons in the development and financial success of LightPath Technologies, Inc. The options issued pursuant to this Plan shall constitute non-qualified stock options within the meaning of
Section 83 of the Internal Revenue Code of 1986, as amended.

 2.    EFFECTIVE DATE AND TERM OF PLAN.

         The effective date of this Plan, as amended and restated, is July 1, 1996. The Plan shall terminate on the earlier of: (i) the effective date of termination of the Plan by the Board in accordance with Section 9; or (ii) the date on which all shares of Common Stock reserved under the Plan are subject to Options granted under the Plan.

 3.    DEFINITIONS.

         For purposes of this Plan, the following terms shall have the meanings set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

          (c) "Common Stock" means the Class A Common Stock of the Company or any security of Company issued in substitution, exchange or lieu thereof.

          (d) "Company" means LightPath Technologies, Inc. or any successor corporation.

          (e) "Director" means an individual who: (i) is a member of the Board as a director; (ii) is not an employee of the Company or any Subsidiary; and (iii) in the event the Company becomes subject to the provisions of the Exchange Act, is not eligible, and has not been eligible for at least one year prior to becoming a non-employee director of the Company, to receive a grant or award of equity securities pursuant to a plan of the Company or any affiliate of the Company that is administered by any person having discretion with respect to the selection of participants and/or the amount of awards, as determined under Rule 16b-3 promulgated under the Exchange Act.

          (f) "Disability" means permanent and total disability. An individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason
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          of any medically  determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          (g) "Eligibility Date" means the date as of which an individual first becomes a Director.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

          (i) "Fair Market Value" means on any given date (i) the highest closing price of a share of the Common Stock on any established national exchange or exchanges or, if no sale of Common Stock is made on such day, the next preceding day on which there was a sale of such stock, or (ii) if the Common Stock is quoted in the over-the-counter market reported by the National Association of Securities Dealers, Inc., the mean between the closing bid and low asked quotations of the Common Stock for such date, or (iii) if the Common Stock is neither quoted on an exchange nor in the over-the-counter market, then the fair market value as determined by the Board, taking into account various factors consistent with the provisions of applicable law pertaining to the valuation of stock for federal income tax purposes.

          (j) "Plan" means this Directors Stock Option Plan, as set forth herein and as it may be hereafter amended.

          (k) "Option" means an option to purchase shares of Common Stock granted pursuant to the provisions of Section 5 of the Plan.

          (l) "Option Agreement" means the written document that sets forth the terms and conditions of an Option, as described in Section 16(e).

          (m) "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power, whether existing at the date of institution of this Plan or subsequently.

 4.    COMMON STOCK SUBJECT TO PLAN.

         Shares of Common Stock Subject to Plan. The maximum number of shares of Common Stock in respect of which Options shall be granted under the Plan (the "Plan Maximum") shall be 75,000, subject to adjustment as provided in Section 6 below. Common Stock issued under the Plan may be either authorized and un-issued shares or issued shares which have been reacquired by the Company. The following terms and conditions shall apply to Common Stock subject to the Plan:

          (i) In no event shall more than the Plan Maximum be cumulatively available for Options under the Plan;

          (ii) For the purpose of computing the total number of shares of Common Stock available for Options under the Plan, there shall be counted against the foregoing limitations, the number of shares of Common Stock subject to issuance upon exercise or settlement of Options (regardless of exercisability);
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          (iii) If any Options are forfeited, terminated or expire un-exercised, the shares of Common Stock which were previously subject to the Options shall again be available for Options under the Plan to the extent of such forfeiture or expiration of the Options;

          (iv) Any shares of Common Stock which are used as full or partial payment to the Company by a Director of the purchase price of shares of Common Stock upon exercise of an Option shall again be available for Options under the Plan; and

          (v) Any shares of Common Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.

 5.    FORMULA FOR AUTOMATIC GRANT OF OPTIONS.

          (a) General. An Option shall be granted pursuant to Subsections (b) and (c), below, to each person who is a Director. Each Option shall be evidenced by an Option Agreement in a form specified by the Board containing such terms and conditions that are consistent with the terms of this Plan or applicable law. An Option granted to a Director under this Plan shall be in addition to regular directors' fees or other benefits with respect to the Director's position with the Company or any of its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a director of the Company.

          (b) Initial Automatic Grant. A Director shall be granted, effective as of the Director's Eligibility Date, an option to purchase a maximum of 10,000 shares of Common Stock. A Director who receives an Option grant under this Subsection (b) may exercise the Option in accordance with the following schedule:

                  (i) with respect to one third (1/3) of the shares subject to the Option (3,333 shares) commencing as of eleven (11) months after the effective date of the grant;

                  (ii) with respect to two-thirds (2/3) of the shares subject to
                  the  Option  (6,667  shares)   commencing  as  of  the  second
                  anniversary of the effective date of the grant;

                  (iii) with respect to all shares subject to the Option (10,000
                  shares)   commencing  as  of  the  third  anniversary  of  the
                  effective date of the grant.

         An Option shall be exercisable pursuant to clause (i), (ii), or (iii), above, only if the Director has continued to perform services as a director of the Company during the period beginning on the date the Option is first granted and ending on the date the relevant portion of the Option is first exercisable pursuant to clause (i), (ii) or (iii), as the case may be. The exercisability of an Option upon cessation of such services is set forth in Subsection (h), below.

         The term of an Option grant pursuant to this Subsection (b) shall be ten (10) years commencing as of the effective date of the grant, regardless of whether the relationship between the individual and the Company terminates or changes. The exercise price for a share of Common Stock under an Option grant pursuant to this Subsection (b) shall be the Fair Market Value of a share of Common Stock as of the effective date of the grant.

          (c) Subsequent Automatic Grants. An individual who is a Director on the date of each annual meeting of stockholders of the Company that occurs more than eleven (11) months after the Director's Eligibility Date, shall be granted an Option to purchase a maximum of three thousand (3,000) shares of Common Stock, effective as of the date of such meeting. A Director who receives an Option grant under this Subsection (c) may exercise the Option commencing on the date of such grant. The exercise price for a share of Common Stock under an Option grant pursuant to this Subsection (c) shall be the Fair Market Value of a share of Common Stock as of the effective date of the grant. The term of an Option grant pursuant to this Subsection (c) shall be ten
          (10) years commencing as of the effective date of the grant, regardless of whether the relationship between the individual and the Company terminates or changes.

          (d) Method of Exercise. Subject to applicable exercise restrictions set forth herein, an Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice shall be accompanied by payment in full of the purchase price. The purchase price may be paid by any of the following methods, subject to the restrictions set forth in Subsection (e), below:

                  (i) in cash, by certified or cashier's check, by money order or by personal check (if approved by the Board) of an amount equal to the aggregate purchase price of the shares of Common Stock to which such exercise relates;

                  (ii) if acceptable to the Board, by delivery of shares of Common Stock already owned by the Director, which shares, including any cash tendered therewith, have an aggregate Fair Market Value (determined as of the date preceding the Company's receipt of exercise notice) equal to the aggregate purchase price of the shares of Common Stock to which such exercise relates; or

                  (iii) if acceptable to the Board, by delivery to the Company of an exercise notice that requests the Company to issue to the Director the full number of shares of Common Stock as to which the Option is then exercisable, less the number of shares of Common Stock that have an aggregate Fair Market Value (determined as of the date preceding the Company's receipt of the exercise notice) equal to the aggregate purchase price of the shares of Common Stock to which such exercise relates.

          (e) Restrictions on Method of Exercise. Notwithstanding the foregoing payment provisions, the Board may refuse to recognize the method of exercise selected by the Director (other than the method of exercise set forth in Subsection (d)(i)), above, if, in the opinion of counsel to the Company, (i) the Director is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, and (ii) there is a substantial likelihood that the method of exercise selected by the Director would subject the Director to substantial risk of liability under Section 16 of the Exchange Act.

          (f) Tax Withholding. In addition to the alternative methods of exercise set forth in Subsection (e), a Director may elect at or prior to the time the exercise notice is delivered to the Company, to have the Company withhold from the shares of Common Stock to be delivered upon exercise of the Option the number of shares of Common Stock

          (determined based on the Fair Market Value as of the date preceding the Company's receipt of the exercise notice) that is necessary to satisfy any withholding taxes attributable to the exercise of the Option; provided, however, that the amount of the Fair Market Value of the shares so withheld does not exceed the tax on such exercise at the maximum marginal tax rate. Notwithstanding the foregoing provisions, a Director may not elect to satisfy his or her withholding tax obligation in respect of any exercise as contemplated above if, in the opinion of counsel to the Company, (i) the Director is, or within the six months preceding such exercise was, subject to reporting under
          Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the election or timing of the election would subject the Director to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) such withholding would have an adverse tax or accounting effect to the Company.

          (g) Grant of Reload Options. Whenever a Director holding any Option (the "Original Option") outstanding under this Plan (including any "Reload Options" granted under the provisions of this Subsection (g)) exercises the Original Option and makes payment of the option price by tendering shares of Common Stock previously held by him or her, then the Board may, in its sole discretion, grant a new option (the "Reload Option") for additional shares of Common Stock in an amount to be determined in its sole discretion of up to one hundred percent (100%) of the number of shares tendered by the Director in payment of the option price for the Original Option being exercised, including those shares withheld pursuant to Subsection (f). All such Reload Options granted hereunder shall be on the following terms and conditions:

                  (i) The Reload Option exercise price per share shall be an amount equal to the then current Fair Market Value of a share of Common Stock, determined as of the date of the Company's receipt of the exercise notice for the Original Option;

                  (ii) The option exercise period shall expire, and the Reload Option shall no longer be exercisable, on the expiration of the option period of the Original Option or two (2) years from the date of the grant of the Reload Option, whichever is later,

                  (iii) Any Reload Option granted under this Subsection (g) shall become exercisable one (1) year following the date of exercise of the Original Option; and

                  (iv) All other terms of Reload Options granted hereunder shall be identical to the terms and conditions of the Original Option, the exercise of which gives rise to the grant of the Reload Option.

          (h) Exercisability of Options Upon Termination of Relationship with the Company. Notwithstanding anything in the Plan to the contrary, a Director who ceases to perform services as a director of the Company for any reason (including death and Disability) shall be entitled to exercise any outstanding Options for the remainder of each Option's term, but only to the extent the Option was exercisable as of the date of such cessation of services. In the event of the death of the Director, the Director's beneficiary shall be entitled to exercise any outstanding Options to the extent permitted in accordance with the preceding sentence.

          (i) Non-transferability of Options. No Option and no rights or interest therein shall be assignable or transferable by a Director except by will or the laws of descent and distribution. During the lifetime of the Director or the Director's beneficiary, as the case may be, Options are exercisable only by the Director, or the Director's beneficiary, as the case may be, or the legal representative of the Director or the Director's beneficiary.

 6.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

          (a) General. The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, re-capitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

          (b) Change in Capitalization. In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, re-capitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization, or any other change affecting the Common Stock, the Board, in its discretion, may make proportionate adjustments it deems appropriate to reflect such change with respect to (i) the maximum number of shares of Common Stock which may be sold or awarded to any Director, (ii) the number of shares of Common Stock covered by each outstanding Option, and (iii) the price per share in respect of the outstanding Options. Notwithstanding the foregoing, the Board may only increase the aggregate number of shares of Common Stock for which Options may be granted under the Plan solely to reflect the change, if any, of the capitalization of the Company or a Subsidiary.

          (c) Sale of Assets. The Board may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Options in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders.

 7.    CHANGE OF CONTROL.

          (a) General. In the event of Change of Control (as defined in Subsection (b) below) of the Company, Options then outstanding with respect to an affected Director shall become fully exercisable as of the applicable date. For purposes of this Subsection (a), "applicable date" shall mean the earliest of the three dates on which occur the events described in subsections (b)(i) through (b)(ii) below:

          (b) Definition. A "Change of Control" shall be deemed to have occurred with respect to a Director upon the occurrence of any one of the following events, other than a transaction with another person controlled by the Company or its officers or directors, or a benefit plan or trust established by the Company for its employees:

                  (i) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes owner of shares of Common Stock of the Company with respect to which fifty-one (51%) or more of the total number of votes for the election of the Board may be cast; or

                  (ii) The stockholders of the Company approve an agreement providing for the sale or other disposition of all or substantially all of the assets of the Company.



 8.    SECURITIES LAWS RESTRICTIONS.

         Each person exercising an Option may be required by the Company to give a representation in writing that he or she is acquiring shares of Common Stock for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof (regardless of whether the Option and shares of Common Stock covered by the Plan are registered under the Securities Act of 1933, as amended). As a condition of transfer of the certificate evidencing shares of Common Stock, the Board may obtain such other agreements or undertakings, if any, that it may deem necessary or appropriate to assume compliance with any provisions of the Plan or any law or regulation. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the shares of Common Stock are then listed, and any applicable Federal or state securities laws. The Board may cause a legend or legends to be put on any such certificate to refer to those restrictions.

 9.    AMENDMENT AND TERMINATION.

          (a) Amendments Without Stockholder Approval. Except as set forth in Subsections (b) and (c) below, the Board may, without further approval of the stockholders, amend or terminate this Plan for purposes of meeting or addressing any changes in legal requirements applicable to the Plan or for any other reason permitted by law.



          (b) Amendments Requiring Stockholder Approval. The Board must obtain approval of the stockholders to make any amendment to the Plan for which stockholder approval is required to comply with the restrictions set forth in Rule 16b-3 promulgated under the Exchange Act, as amended and in effect from time to time (or any successor rule) and to comply with the Code and accompanying regulations, but subject to changes in law or other legal requirements (including any change in the provisions of Rule 16b-3 and the Code and accompanying regulations that would permit otherwise).



          (c) Prohibited Amendments. Notwithstanding Subsections (a) and (b), the provisions of Section 5 regarding eligibility and automatic grants of Options under the Plan shall not be amended more than once every six (6) months, except for such amendments as may be necessary to comply with the applicable provisions of the Code or the rules and regulations promulgated thereunder.

 16.   MISCELLANEOUS MATTERS.

          (a) Government Regulations. The Plan and the granting and exercise of Options hereunder, and the obligations of the Company to sell and deliver shares of Common Stock under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          (b) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

          (c) Interpretation. If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions of the Plan, but instead the Plan shall be construed and enforced as if such provisions had never been included in the Plan. Headings contained in the Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

          (d) Section 83(b) Election. If as a result of exercising an Option, a Director receives shares of Common Stock that are subject to a "substantial risk of forfeiture" and are not "transferable" as those terms are defined for purposes of Section 83(b) of the Code, then such Director may elect under Section 83(b) to include in his gross income, for the taxable year in which the shares of Common Stock are transferred to him, the excess of the fair market value of such shares at the time of transfer (determined without regard to any restriction other than one which by its tams will never lapse), over the amount paid for such shares. If the Director makes the Section 83(b) election described above, the Director shall (i) make the election in a manner that is satisfactory to the Board; (ii) provide the Company with a copy of such election; (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election; and
          (iv) agree to such withholding as the Board may reasonably require.

          (e) Option Agreement and Beneficiary Designation. Each Director receiving an Option grant under the Plan shall enter into an Option Agreement with the Company in a form specified by the Board agreeing to the terms and conditions of the Option. Each Director receiving an Option grant under the Plan shall designate one or more beneficiaries who may elect to exercise any Options exercisable upon or after the death of the Director.

          (f) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.